UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2016

INSIGNIA SYSTEMS, INC.
(Exact name of registrant as specified in its chapter)

Minnesota	1-13471	41-1656308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8799 Brooklyn Blvd., Minneapolis, Minnesota	55445
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (763) 392-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2016, the Board of Directors of Insignia Systems, Inc. (the “Company”) approved an amendment to Section 7 of the Company’s 2003 Incentive Stock Option Plan (the “2003 Plan”) to permit equitable adjustments to outstanding stock options in the event of an extraordinary cash dividend. Also on November 28, 2016, the Board of Directors of the Company approved an amendment to Section 4(c) of the Company’s 2013 Omnibus Stock and Incentive Plan (the “2013 Plan”) to permit equitable adjustments to outstanding equity awards in the event of an extraordinary cash dividend. The Board of Directors did not make any further amendments to the 2003 Plan or 2013 Plan. The amendments to the 2003 Plan and 2013 Plan were effective immediately upon approval by the Board of Directors.

The descriptions of the amendments to the 2003 Plan and 2013 Plan in this Current Report on Form 8-K are qualified by reference to the full texts of the 2003 Plan and 2013 Plan, each as amended, filed as Exhibits 10.1 and 10.2 hereto, respectively, which are incorporated by reference herein.

Item 8.01. Other Events.

On November 28, 2016, the Company announced that its Board of Directors declared a special dividend of $0.70 per share, payable on January 6, 2017 to shareholders of record on December 16, 2016. NASDAQ has established January 9, 2017 as the ex-dividend date for the special dividend, which is the first business day following the payment date for the special dividend, in accordance with NASDAQ Listing Rule 11140(b)(2) due to the size of the special dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSIGNIA SYSTEMS, INC.

Dated: December 2, 2016	By:	/s/ Kristine A. Glancy
Kristine A. Glancy
President and Chief Executive Officer
(on behalf of registrant)

EXHIBIT INDEX

Exhibit Number	Description

10.1	Insignia Systems, Inc. 2003 Incentive Stock Option P lan, as amended through November 28, 2016

10.2	Insignia Systems, Inc. 2013 Omnibus Stock and Incentive Plan, as amended through November 28, 2016